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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 31, 2014, the administrative law judges (“ALJs”) who oversee the three investigative enforcement proceedings pending at the California Public Utilities Commission (“CPUC”) against Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, issued a ruling notifying the parties that they will issue their presiding officer’s decisions within 60 days.  (See PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2013 and their Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014 for more information about these investigations.)  Based on the CPUC’s rules, after the ALJs issue their decisions, the Utility and other parties would have 30 days to file an appeal.  Parties would have 15 days to respond to appeals.  In addition, within 30 days after the presiding officer’s decisions are issued, a CPUC commissioner could request that the CPUC review the decisions.  If appeals are filed or a CPUC commissioner requests a review, it is uncertain when the final outcome of these investigations would be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: August 1, 2014	By:	LINDA Y.H. CHENG______________________
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 1, 2014	By:	LINDA Y.H. CHENG______________________
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary